TERM LOAN NOTE FOR WORKING CAPITAL

$1,000,000.00	March 21, 2018

This Term Loan Note for Working Capital of Borrower (this "Working Capital Note") is being issued pursuant to Section 8.11(a) of that certain Agreement and Plan of Merger, among Borrower, Cartesian Holdings, LLC and Cartesian Holdings, Inc., dated the date hereof (the "Merger Agreement").  Initially capitalized terms shall have the meanings ascribed to them in the Merger Agreement unless otherwise defined in this Working Capital Note.
FOR VALUE RECEIVED, the undersigned, CARTESIAN, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of Auto Cash Financing, Inc., a Delaware corporation ("Lender," which term shall include any subsequent holder or transferee of this Working Capital Note), at Lender's office c/o Blackstreet Capital Holdings, LLC, 5425 Wisconsin Avenue, Suite 701, Chevy Chase, MD 20815, in lawful money of the United States, on the dates hereinafter provided, the principal sum of up to ONE MILLION AND NO/100 DOLLARS AND NO CENTS ($1,000,000.00) or, if less, the aggregate unpaid amount of all advances of Lender made to Borrower, together with interest on the principal amount outstanding hereunder from time to time, from the date hereof to and including the date such principal sum is paid in full, at the Applicable Annual Rate.  Advances under this Working Capital Note shall be made as specified in Section 8.11(a) of the Merger Agreement.  As used herein, the term "Applicable Annual Rate" shall mean a rate per annum equal to ten percent (10%).  Such principal and interest shall be due and payable as follows:
(i) Principal.  Unless sooner accelerated pursuant to the terms hereof, the entire outstanding principal amount of this Working Capital Note (together with any and all other amounts then owing pursuant to or in connection with this Working Capital Note, including, without limitation, all accrued and unpaid interest) shall be due and payable in full on the earlier of (a) the Closing Date, (b) the date the Merger Agreement is terminated in accordance with its terms, or (c) September 30, 2018 (the "Maturity Date").
(ii) Interest.  In addition to the payment of principal set forth above, interest on this Working Capital Note shall be due and payable in arrears on the first day of each calendar month beginning May 1, 2018.  Such interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.
Amounts borrowed under this Working Capital Note, once repaid, may not be re-borrowed.
If Borrower shall fail to pay any principal of or interest on this Working Capital Note when due, such unpaid amount shall bear interest, payable on demand, at the Applicable Annual Rate plus five percent (5%) per annum. In addition, for each calendar month that Borrower fails to pay any principal of or interest on this Working Capital Note after September 30, 2018, Borrower shall issue to Lender warrants to purchase shares of Common Stock of the Company, at an exercise price of $0.01 per share, with the number of such shares being equal to one percent

(1%) of the fully diluted Common Stock of the Company as of the date of such determination; provided, however, that the aggregate warrants issuable by Borrower to Lender hereunder shall in no event exceed ten percent (10%).
The payment and performance of any and all obligations under this Working Capital Note are secured by a perfected security interest in the Collateral (as defined in the Security Agreement and the Debenture, as applicable), subject to the Permitted Encumbrances (as defined in the Security Agreement) and the limitations set forth in Section 3(d) of the Security Agreement.
Notwithstanding anything to the contrary contained herein, in no event shall the total of all charges payable under this Working Capital Note, which are or could be held to be in the nature of interest, exceed the maximum rate permitted to be charged under applicable law.  Should the Lender receive any payment which is or would be in excess of that permitted to be charged under any such applicable usury law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be applied to reduce the principal balance outstanding on this Working Capital Note or refunded if such principal has already been paid in full.
If any payment of this Working Capital Note becomes due and payable on a Saturday, Sunday, or business holiday in the State of Delaware, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.
Except as otherwise provided in this Working Capital Note, this Working Capital Note may be prepaid in whole at any time or from time to time in part, with accrued interest to the date of such prepayment on the amount prepaid, without premium or penalty.
All payments hereunder shall be applied first to the payment of interest accrued and unpaid, then to the repayment of principal outstanding and unpaid.
If (i) Borrower fails to pay any of its obligations under this Working Capital Note when due hereunder and such failure is not cured within three (3) business days thereafter; (ii) Borrower shall (a) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (b) commence any case, proceeding, or other action seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or (c) make a general assignment for the benefit of its creditors; (iii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (ii) above that (a) results in the entry of an order for relief or any such adjudication or appointment, or (b) remains undismissed, undischarged, or unbonded for a period of ninety (90) days; (iv) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (v) the failure of the Offer Acceptance Time to occur prior to the termination of the Merger Agreement in accordance with Section 10 thereof;
then, upon two (2) days' notice of such occurrence by Lender to Borrower, Lender hereof may declare the outstanding unpaid principal balance and all accrued and unpaid interest hereof immediately due and payable and Borrower shall, subject to the restrictions and limitations contained herein, immediately pay to Lender all such amounts, with interest accrued but unpaid thereon to the date of payment in full at the applicable rate provided herein.
Notwithstanding anything to the contrary herein, in the event of any termination of the Merger Agreement arising from the failure of the Offer Acceptance Time to occur by the Initial Expiration Time, Borrower (i) shall not be required to pay the outstanding unpaid principal balance and all accrued and unpaid interest hereof until the earlier of (a) 120 days following termination of the Merger Agreement and (b) September 30, 2018, and (ii) agrees to pay to Lender an extension fee in cash equal the sum of $250,000 and all out-of-pocket fees and expenses (including reasonable and customary fees, expenses and disbursements of counsel for Lender and Lender's representative) incurred by Lender and its representatives including, but not limited to, Blackstreet Capital Holdings, LLC in connection with the preparation, negotiation, and administration of the Merger Agreement (collectively, the "Extension Fee"); provided, however, that if a Termination Fee has been paid under the Merger Agreement to Parent, or a Person designated in writing by Parent, such payment shall offset the Extension Fee on a dollar for dollar basis.
Without limiting the foregoing paragraph, Borrower agrees to pay all out-of-pocket fees and expenses incurred by Lender and its representatives including, but not limited to, Blackstreet Capital Holdings, LLC (including reasonable and customary fees, expenses and disbursements of counsel for Lender and Lender's representative) for all collection of this Working Capital Note, court costs, and reasonable attorney fees and disbursements (whether or not litigation is commenced) that may be incurred in connection with the collection or enforcement of this Working Capital Note.
Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Working Capital Note, and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, whether suit be brought or not.  No alteration, amendment or waiver of any provision of this Working Capital Note made by agreement of Lender and any other person or party shall constitute a waiver of any other term hereof, or otherwise release or discharge the liability of Borrower under this Working Capital Note.  This Working Capital Note may not be changed or terminated orally.
Time is of the essence as to all dates set forth herein.
This Working Capital Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.
[SIGNATURE FOLLOWS ON NEXT PAGE]

In witness hereof, this Working Capital Note has been executed and delivered as of the 21st day of March, 2018 and effective as of the date first written above.

CARTESIAN, INC.

By:	/s/ Donald J. Tringali
Name Donald J. Tringali
Title Executive Chairman

4